Colony Capital

May 8, 2020

CORPORATE OVERVIEW AND SUPPLEMENTAL FINANCIAL REPORT

FIRST QUARTER 2020

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the Company’s ability to build the leading digital real estate provider and funding source for the occupancy, infrastructure, equity and credit needs of the world’s mobile communications and data-driven companies, including , the potential impact of COVID-19 on the Company’s business and operations, including the ability to execute on the Company’s initiatives related to its strategic pivot to digital real estate and infrastructure, the Company’s ability to simplify its business and continue to grow its digital assets under management, whether the Company will continue to pivot away from certain non-digital investment management businesses and any resulting impact of such pivot on the Company’s financial condition, the Company’s ability to transition and rotate to an investment management and operating business focused on digital real estate and infrastructure, the impact of management changes at CLNC, whether the Company’s operations of its non-digital business units will result in maximizing cash flows and value over time, including the impact of COVID-19 on such operations and cash flows, the impact of impairments, the impact of changes to the Company’s management or board of directors, employee and organizational structure, including the implementation and timing of CEO succession plans, the Company’s financial flexibility and liquidity, including borrowing capacity under its revolving credit facility (including as a result of the impact of COVID-19), the use of sales proceeds and available liquidity, the performance of the Company’s investment in CLNC (including as a result of the impact of COVID-19), including the CLNC share price as compared to book value and how the Company evaluates the Company’s investment in CLNC, whether the Company’s exploration of potential opportunities to maximize value of the credit and opportunity fund investment management business will result in a definitive transaction in the form of a joint venture, sale or realignment of operational management or at all, the Company’s ability to minimize balance sheet commitments to its managed investment vehicles, the performance of the Company’s investment in DataBank and whether the Company will continue to invest in edge/ colocation data center sector and support future growth opportunities through potential add-on acquisitions and greenfield edge data center developments, and whether if consummated such additional investments and growth opportunities result in any of the benefits we anticipate or at all, whether the Company will realize any anticipated benefits from the Alpine Energy joint venture, the Company's portfolio composition, whether the Company will continue to generate liquidity by additional sales of assets in its Other Equity and Debt segment (other than Digital related investments) within the timeframe, in the amounts targeted or at all, the Company's expected taxable income and net cash flows, excluding the contribution of gains, whether the Company will maintain or produce higher Core FFO per share (including or excluding gains and losses from sales of certain investments) in the coming quarters, or ever, the Company’s ability to pay or grow the dividend at all in the future, the impact of any changes to the Company’s management agreements with NorthStar Healthcare Income, Inc. and CLNC and other managed investment vehicles, whether Colony Capital will be able to maintain its qualification as a REIT for U.S. federal income tax purposes, the timing of and ability to deploy available capital, including whether any redeployment of capital will generate higher total returns, the Company’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the Company’s ability to reduce debt and the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, under the heading “Risk Factors,” as such factors may be updated from time to time in our subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including the financial metrics defined below, of which the calculations may from methodologies utilized by other REITs for similar performance measurements, and accordingly, may not be comparable to those of other REITs.

FFO: The Company calculates funds from operations (“FFO”) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable.

Core FFO: The Company computes core funds from operations (“Core FFO”) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses on interest rate and foreign currency hedges, and foreign currency remeasurements; (viii) acquisition and merger related transaction costs; (ix) restructuring and merger integration costs; (x) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (xi) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xii) non-real estate depreciation and amortization; (xiii) change in fair value of contingent consideration; and (xiv) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) represented its percentage interest multiplied by CLNC’s Core Earnings. Refer to CLNC’s filings with the SEC for the definition and calculation of Core Earnings.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to GAAP net income as a measure of the Company’s performance. Additionally, Core FFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance. The Company also presents Core FFO excluding gains and losses from sales of certain investments as well as its share of similar adjustments for CLNC. The Company believes that such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA
The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight-line rental income/expense adjustments and amortization of acquired above- and below-market lease adjustments to rental income, equity-based compensation expense, restructuring and integration costs, transaction costs from unsuccessful deals and business combinations, litigation expense, the impact of other impairment charges, gains or losses from sales of undepreciated land, and gains or losses on early extinguishment of debt and hedging instruments. Revenues and corresponding costs related to the delivery of services that are not ongoing, such as installation services, are also excluded from Adjusted EBITDA. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

Fee Related Earnings (“FRE”): The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense (excluding equity-based compensation), administrative expenses, and other operating expenses related to the investment management business. The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the digital investment management business.

NOI: NOI for our real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

The Company believes that NOI is a useful measure of operating performance of its respective real estate portfolios as it is more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness. NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance.

NOI before Reserve for Furniture, Fixtures and Equipment Expenditures (“NOI before FF&E Reserve”): For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony Capital | Supplemental Financial Report

Note Regarding CLNY Reportable Segments / Consolidated and OP Share of Consolidated Amounts

This presentation includes supplemental financial information for the following segments: Digital, Other Investment Management; Healthcare Real Estate; Hospitality Real Estate; CLNC; and Other Equity and Debt.

Digital
The Company's Digital Segment is comprised of (i) the digital infrastructure and real estate investment management business, which currently manages the $4.1 billion DCP fund, six separately capitalized digital real estate portfolio companies and other digital real estate investment funds and (ii) balance sheet equity interests in digital infrastructure and real estate, including the 20% interest in DataBank, and GP co-investments in management funds, primarily comprised of the $250 million commitment to DCP.

Other Investment Management
The Company’s Other Investment Management segment includes the management of traditional commercial real estate investments through private real estate credit funds and related co-investment vehicles, CLNC, a public non-traded healthcare REIT and interests in other investment management platforms, among other smaller investment funds. The Company earns management fees, generally based on the amount of assets or capital managed, and contractual incentive fees or potential carried interest based on the performance of the investment vehicles managed subject to the achievement of minimum return hurdles.

Healthcare Real Estate
As of March 31, 2020, the consolidated healthcare portfolio consisted of 357 properties: 154 senior housing properties, 106 medical office properties, 88 skilled nursing facilities and 9 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of March 31, 2020. The healthcare portfolio earns rental income from our senior housing, skilled nursing facilities and hospital assets that are under net leases to single tenants/operators and from medical office buildings which are both single tenant and multi-tenant. In addition, the Company also earns resident fee income from senior housing properties that are managed by operators under a REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure.

Hospitality Real Estate
As of March 31, 2020, the consolidated hospitality portfolio consisted of 157 properties: 87 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of March 31, 2020. The hospitality portfolio consists primarily of select service and extended stay hotels located mostly in major metropolitan markets in the U.S., with the majority affiliated with top hotel brands, most notably Marriott which is the brand affiliation at 78% of the hotels. The select service hospitality portfolio referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony Credit Real Estate, Inc. (“CLNC”)
Colony Credit Real Estate, Inc. is a commercial real estate credit REIT externally managed by the Company with $5.4 billion in assets and $2.0 billion in GAAP book equity value as of March 31, 2020. The Company owns approximately 48.0 million shares and share equivalents, or 36%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity (as defined in the CLNC management agreement) and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Equity and Debt
The Company owns a diversified group of non-digital real estate and real estate-related debt and equity investments, including GP co-investments, which is the Company’s share of an investment managed for a thirty party, other real estate equity and debt investments and other real estate-related securities, among other holdings. Over time, the Company expects to monetize the bulk of its existing portfolio as it completes its digital evolution.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share.

Colony Capital | Supplemental Financial Report

Table of Contents

			Page
I.	Corporate Overview Section		6-16

II.	Financial Overview
	a.	Summary Metrics	17
	b.	Summary of Segments	18-19
III.	Financial Results
	a.	Consolidated Balance Sheet	20
	b.	Noncontrolling Interests’ Share Balance Sheet	21
	c.	Consolidated Segment Operating Results	22
	d.	Noncontrolling Interests’ Share Segment Operating Results	23
	e.	Segment Reconciliation of Net Income to FFO & Core FFO	24
IV.	Capitalization
	a.	Overview	25
	b.	Investment-Level Debt Overview	26
	c.	Revolving Credit Facility Overview	27
	d.	Corporate Securities Overview	28
	e.	Debt Maturity and Amortization Schedules	29
V.	Digital
	a.	Summary Metrics	30
	b.	Investment Management	31
	c.	Balance Sheet Investments	32
VI.	Other Investment Management
	a.	Summary Metrics	33
	b.	AUM & FEEUM	34

			Page
VII.	Healthcare Real Estate
	a.	Summary Metrics and Operating Results	35
	b.	Portfolio Overview	36-37
VIII.	Hospitality Real Estate
	a.	Summary Metrics and Operating Results	38
	b.	Portfolio Overview	39
IX.	CLNC
	a.	Overview	40
X.	Other Equity and Debt Summary		41
	a.	GP Co-investments	42
	b.	Net Lease and Other Real Estate Equity	43
	c.	Real Estate Debt and CRE Securities and Real Estate PE Fund Interests	44-45
XI.	Appendices
	a.	Definitions	47-48
	b.	Reconciliation of Net Income (Loss) to NOI	49-50
	c.	Reconciliation of Net Income (Loss) to Digital investment management FRE and Reconciliation of Net Income (Loss) to DataBank Adjusted EBITDA	51

Colony Capital | Supplemental Financial Report	5

I. Corporate Overview – Colony Capital

Colony Capital, Inc. (NYSE: CLNY) is a global investment firm focused on building, financing, and owning digital infrastructure assets to serve the world's leading technology and telecommunications companies.

- Founded in 1991 by Thomas J. Barrack, Jr., Colony manages $50 billion in assets globally having invested over $100 billion in 20+ countries
- Leadership succession finalized with Marc C. Ganzi as CEO and Jacky Wu as CFO effective July 1, 2020 to lead the Company in its ongoing digital transformation
  - Colony is the only global REIT that owns, manages and operates assets across all major components of digital ecosystem including data centers, cell towers, fiber networks and small cells
  - Colony is positioned to continue rotating the Company's balance sheet into more digital investments and scale Digital AUM by leveraging sector expertise and the base of $21 billion of digital AUM

AT A GLANCE

Founded / Countries

1991 / 12

Assets Under Management ("AUM")[1]

$50 Billion Total

$21 Billion / 41% Digital

Fee Earning Equity Under Management ("FEEUM")[1]

$19 Billion Total

$8 Billion / 41% Digital

(1) As of March 31, 2020.

Colony Capital | Supplemental Financial Report	6

I. Corporate Overview – Business Overview

Colony owns and operates an investment management business with $38 billion of assets under management and investment interests on its balance sheet, which both work together to align the interests of both public shareholders and private limited partners and help each other grow

INVESTMENT MANAGEMENT: ~$38 Billion Third Party Assets Under Management

Digital
$20.1Bn
- Digital infrastructure assets including cell towers, small cells, fiber and data centers
- Opportunistic, credit and liquid strategies

Other Institutional Funds
$8.8Bn
- Private capital in real estate credit funds and other opportunistic and value-add real estate strategies

Public Vehicle
$3.4Bn
- External manager of commercial mortgage REIT, Colony Credit Real Estate (NYSE: CLNC)

Retail
$3.4Bn
- Primarily NorthStar Healthcare Income Fund, a public non-traded REIT

Affiliates (REIM)
$1.8Bn
- Minority interests in Alpine Energy LLC and American Healthcare Investors

REAL ESTATE VERTICALS: ~$12 Billion Colony Balance Sheet Interest

DIGITAL REAL ESTATE
$0.5Bn PORTFOLIO[1]
Colony Interest: Various %
Includes interests in digital real estate direct investments and GP co-investment commitments

GLOBAL HEALTHCARE
$3.5Bn PORTFOLIO[1]
Colony Interest: 71%
Senior Housing, Medical Office Buildings, Skilled Nursing Facilities, and Hospitals

HOSPITALITY
$3.6Bn PORTFOLIO[1]
Colony Interest: 94%
Extended Stay and Premium-Branded Select Service Hotels

ColonyCredit REAL ESTATE

CLNC
$1.9Bn PORTFOLIO[1]
Colony interest: 36%
48 million shares and share equivalents, of CLNC

GLOBAL EQUITY & DEBT
$2.8BN PORTFOLIO[1]
Colony Interest: Various %
Includes interests in non-digital GP co-investments and other real estate equity & debt

(1) Represents pro rata undepreciated carrying value of assets as of March 31, 2020.

Colony Capital | Supplemental Financial Report	7

I. Corporate Overview – Digital Overview

$21 billion of AUM, of which $20 billion is investment management and $0.5 billion is on Colony's balance sheet, both of which are expected to grow as the Company continues its Digital evolution

Investment Management Strategies

- **Digital Colony Partners I ("DCP"):** $4.1 billion opportunity fund with 9 portfolio companies as of 3/31/20 (10 as of 5/5/20)
- **Separately Capitalized Companies:** 6 portfolio companies as of 3/31/20 (1 in common with DCP)
- **Co-investment (Sidecar) Capital:** Additional third party capital for significant investments within existing funds
- **Liquid Strategies:** Digital infrastructure public equities investment platform
- **Digital Credit**: Leveraging extensive sector expertise to grow investment management franchise in credit

Assets Under Management ("AUM")

($ in billions)	Investment Management	Balance Sheet
Separately Capitalized Companies	$ 9.0	$ 0.3
Digital Colony Partners I	5.5	0.1
Co-Inv (Sidecar) Capital	5.5	--
Liquid Strategies	0.1	0.1
Total AUM	$ 20.1	$ 0.5

(1) Represents carrying value of assets for Colony's 20% controlling interest in DataBank.

AUM & FEEUM as of March 31st, 2020

Co-inv (Sidecar) Capital
Liquid Strategies
$ 0.2
$ 5.5
$ 0.8
$ 0.1
$20.6Bn AUM
$7.7Bn FEEUM
$ 3.0
$ 9.3
$ 3.8
$ 5.6
Digital Colony Partners I
Separately Capitalized Companies

Colony Capital | Supplemental Financial Report	8

I. Corporate Overview – Digital Investment Management

Digital investment management is now the largest within Colony's investment management business and is expected to be the dominant driver of growth for the Company

- Since 2017, Colony has raised ~$5 billion in 3rd party capital to invest in digital infrastructure
- During 1Q20, digital investment management generated $10 million of fee-related earnings
- 14 portfolio companies under management as of 3/31/20 (15 as of 5/5/20) encompassing the entire digital infrastructure ecosystem of cell towers, data centers, fiber networks and small cells

Digital Investment Management Portfolio Companies (as of March 31, 2020)

TOWER ASSETS

>350,000 Sites

Provide critical network coverage and capacity

MTP DIGITA atp

(Mexico Tower Partners) *(Andean Tower Partners)*

verticalbridge HIGHLINE

SMALL CELL ASSETS

>35,000 Nodes

Enable additional network densification in high demand areas extenet SYSTEMS FreshWave Group

FIBER ASSETS

>135,000 Route Miles

Fueling global innovation. Providing mission-critical connectivity zayo extenet SYSTEMS beanfield METROCONNECT

ENTERPRISE & HYPERSCALE DATA CENTER ASSETS

94 Data Centers

Data centers will continue to play a vital role in the ingestion, computation, storage and management of information

DATABANK(1) VANTAGE DATA CENTERS zayo aptum VANTAGE EUROPE

(1) Colony's balance sheet owns a ~20% controlling interest through a $185 million acquisition of third party interests in December 2019.

Colony Capital | Supplemental Financial Report	9

I. Corporate Overview – Digital Balance Sheet

Colony has deployed approximately $330 million of its balance sheet representing $520 million of AUM (inclusive of leverage) into digital infrastructure investments primarily comprised of its interest in DataBank and GP co-investment in DCP

DataBank

- Leading private owner and manager of Edge Data Centers in the United States with a nationwide footprint
- In December 2019, the Company acquired a ~20% interest for $185 million of equity

Key Stats as of 3/31/20

# of Data Centers	19
# of Markets Served	9
Total Capacity (RSF)	516,489
1Q20 Consolidated Adjusted EBITDA	$16MM
Monthly Recurring Revenue Annualized (MRR)	$171MM
CLNY Ownership	20%

DCP GP co-investment

- The Company committed $250 million of co-invest capital alongside $3.8 billion of 3rd party FEEUM to invest in a portfolio of companies across a diverse spectrum of geographies and sectors within the digital infrastructure segment

DCP GP Equity Commitments (1)

($ in millions)
Current
$115
Remaining
$135
Total
$250

(1) As of March 31, 2020

Colony Capital | Supplemental Financial Report	10

I. Corporate Overview – Other Investment Management

Colony continues to manage legacy investment management vehicles including private institutional funds, CLNC, non-traded healthcare REIT and interests in certain REIM platforms

$17.4Bn AUM[1]

$1.8
$1.7
$3.4
$2.2
$1.2
$3.4
$8.8
$5.7
$10.8Bn FEEUM(1)

REIM Platforms/Affiliates

- Includes interests in Alpine Energy LLC and American Healthcare Investors

Other Institutional Funds

- Includes real estate credit funds and other opportunistic and value-add real estate strategies

Public Vehicle

- External manager of Colony Credit Real Estate

Retail

- Primarily NorthStar Healthcare non-traded REIT

(1) As of March 31, 2020.

Colony Capital | Supplemental Financial Report	11

I. Corporate Overview – Healthcare Real Estate Vertical

Diversified and scaled portfolio; balance sheet portfolio synergistic with ~$3Bn AUM Healthcare non-traded REIT managed by CLNY

Consolidated Key Stats as of 3/31/20

Property Count	357
Beds / Units	~21,500
MOB Total SF	3.8MM
1Q20 Consolidated NOI	$69MM
Sr. Housing - Operating Occupancy	85.3%
MOB Occupancy	82.2%
NNN Rent Coverage	1.3x
% of NOI - NNN	57%
CLNY Ownership	71%

Geographic Overview (% of 1Q20 NOI)

WA: 3%
OR: 7%
ID: 1%
MN: <1%
MA: <1%
MI: 1%
CA: 2%
UT: <1%
CO: 3%
NE: <1%
KS: <1%
MO: 2%
IL: 9%
IN: 11%
OH: 7%
PA: 7%
MD: <1%
VA: 1%
KY: <1%
NC: 3%
TN: 1%
SC: <1%
AZ: 1%
NM: <1%
OK: 1%
AR: <1%
MS: <1%
AL: 1%
GA: 6%
LA: 2%
TX: 8%
FL: 9%
HI: <1%
UK: 15%

Sub-Sector Composition [1,2]

Hospital 3%
MOB 19%
RIDEA
NNN
Senior Housing 45%
SNF 33%
Approximately 46% of senior housing facilities by NOI are net leased

Revenue Mix [1,2]

Medicare 9%
Medicaid 27%
Private Pay 64%

NNN Rent Coverage [1,3]

>1.5x 19%
<1.0x 28%
1.0x-1.5x 53%

(1) Data as of March 31, 2020 unless otherwise noted.
(2) Based on NOI for the quarter ended March 31, 2020, at CLNY share.
(3) Overall percentages are weighted by December 31, 2019 trailing twelve month NOI exposure in each category.

Colony Capital | Supplemental Financial Report	12

I. Corporate Overview – Hospitality Real Estate Vertical

Attractive select service portfolio with strong cash flow profile and leading operator relationships

Consolidated Key Stats as of 3/31/20

Hotels	157
Keys	20,639
1Q20 Consolidated NOI before FF&E Reserve	$33MM
1Q20 Occupancy	58.6%
1Q20 ADR	$127
1Q20 RevPAR	$74
1Q20 NOI Margin	21%
CLNY Ownership	94%

Geographic Overview (% of 1Q20 NOI before FF&E Reserve)

WA: 5%
CA: 17%
AZ: 5%
CO: <1%
NM: <1%
TX: 14%
OK: <1%
LA: <1%
IL: 1%
MI: 3%
OH: <1%
KY: <1%
TN: <1%
AL: <1%
GA: 2%
FL: 28%
NC: 3%
VA: 2%
PA: 1%
NY: 1%
NH: 7 %
ME: <1%
MA: 1%
CT 1%
NJ 1%
MD: 1%

Hotel Type [1]

Full Service 5%
Extended Stay 39%
Select Service 57%

Brand [1]

Hilton 16%
HYATT 4%
IHG 2%
Marriott 78%

Chain Scale [1]

Upper Midscale 9%
Upper Upscale 4%
Upscale 87%

(1) Based on room count.

Colony Capital | Supplemental Financial Report	13

I. Corporate Overview – Colony Credit Real Estate (CLNC)

Real estate credit REIT, externally managed by CLNY, with $5.4 billion of assets and $2.0 billion of net book value

Key Stats as of 3/31/20	
1Q20 Core Earnings (Core Port.)	$46MM
Per Share	$0.35
Total At-Share Assets [1]	$5.4Bn
Net Book Value [1]	$2.0Bn
Debt-to-Asset Ratio [2]	60%
Net Debt-to-Equity Ratio [3]	1.4x
CLNY Ownership	36%

- In March, the Company appointed Michael J. Mazzei as Chief Executive Officer and President of CLNC.
- Mr. Mazzei brings 35 years of experience, knowledge of navigating through cycles, and strong executive leadership in the commercial real estate finance and mortgage REIT business.
- In its first quarter earnings, CLNC outlined a series of actions it has taken over the past 45 days to further enhance liquidity and position CLNC for a recovery including the suspension of its monthly dividend

Core Portfolio - Investment Type [4]

Preferred equity & other loans
6%
Mezzanine loans
6%
CRE debt securities
8%
Senior mortgage loans
55%
Net lease real estate
25%

Legacy Non-Strategic Portfolio - Investment Type [4]

PE interests
2%
Preferred equity
<1%
Senior mortgage loans
5%
Net lease real estate
11%
Mezzanine loans
12%
Other real estate
70%

(1) Represents assets and GAAP book equity value at CLNC share as of March 31, 2020. Includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(2) Debt-to-asset ratio based on total outstanding secured debt agreements (UPB) at CLNC share divided by total assets at CLNC share as of March 31, 2020.
(3) Represents CLNC's share of total outstanding secured debt agreements (UPB) less unrestricted cash at CLNC share divided by total stockholders' equity as of March 31, 2020; stockholders' equity includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(4) Based on carrying values at CLNC share as of March 31, 2020.

Colony Capital | Supplemental Financial Report	14

I. Corporate Overview – Other Equity and Debt

Total $2.8Bn Assets and $1.6Bn Net Equity; Segment includes GP co-investments (alongside fee bearing capital), real estate equity, real estate debt, net lease and PE secondary & CDO interests; All assets in the OED segment are budgeted to ultimately monetized

Selected Assets

Tolka Loan Portfolio
(Dublin, Ireland)

One California Plaza
(Los Angeles)

COURTYARD

THL Hotel Portfolio
(U.S., Nationwide)

Asset Type [1]

Real Estate Equity
33%
Real Estate Debt
13%
Net Lease
5%
PE Secondary
& CDO Interests
4%
Other GP Co-
Investments
45%

(1) Based on total undepreciated carrying value of equity of $1.6 billion as of March 31, 2020.

Colony Capital | Supplemental Financial Report	15

I. Corporate Overview – Debt Capitalization

$7.4 billion of total Company's share of debt outstanding, of which approximately 80% is investment-level debt and non-recourse to the Company

Debt Capitalization as of 03/31/20

Revolving Credit Facility
$600 , 8%
Exchangeable Notes and Other
$651 , 9%
Trust Preferred Securities
$280 , 4%
$7.4Bn
$5,835 , 79%
Investment-Level Non-Recourse Debt (*)

- Corporate cash on hand of $1.0Bn as of 5/5/20
- Corporate Debt: $1.5Bn
  - Approximately 20% of total outstanding debt
- Investment-Level Non-Recourse Debt: $5.8Bn (at-share)
  - 93% floating rate / 7% fixed rate
  - Hospitality: $2.5Bn
  - Healthcare: $2.1Bn
  - OED: $1.2Bn
  - Digital: $103MM

Debt Statistics

Non-Recourse Debt / Total Debt	79%
Floating Debt / Total Debt	86%
Investment-Level Debt Wtd. Avg. Interest Rate(1)	4.1%
Corporate Debt Wtd. Avg. Interest Rate (1)	3.8%

Preferred Equity

- The Company is also capitalized by $1.0Bn of perpetual preferred equity
- Four series of preferred equity with a weighted average dividend rate of 7.2%

Colony Capital | Supplemental Financial Report	16

IIa. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended March 31, 2020, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(361,633)
Net income (loss) attributable to common stockholders per basic share	(0.76)
Core FFO(1)	(19,983)
Core FFO per basic share	(0.04)
Q2 2020 dividend per share (2)	—

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$19,160,062
CLNY OP share of consolidated assets	13,149,318
Total consolidated debt(3)	9,862,223
CLNY OP share of consolidated debt(3)	7,365,939
Shares and OP units outstanding as of March 31, 2020	534,113
Shares and OP units outstanding as of May 5, 2020	535,013
Share price as of May 5, 2020	2.05
Market value of common equity & OP units as of May 5, 2020	1,096,777
Liquidation preference of perpetual preferred equity	1,033,750
Insider ownership of shares and OP units as of May 5, 2020	9.6%
Total Company Assets Under Management ("AUM")	$ 49.9 billion
Total Company Fee Earning Equity Under Management ("FEEUM")	$ 18.5 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	First quarter 2020 Core FFO included net losses of $22.3 million.

(2)
The Company is suspending its common dividend for the second quarter of 2020 as the Board and management believe it is prudent to conserve cash during this period of uncertainty. If maintained for the balance of the year, the dividend will result in savings of approximately $175 million relative to the prior $0.11 per share quarterly dividend.

(3)	Represents principal balance and excludes debt issuance costs, discounts and premiums.

Colony Capital | Supplemental Financial Report	17

IIb. Financial Overview - Summary of Segments

($ in thousands; as of or for the three months ended March 31, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Digital
Digital Investment Management
Third-party AUM ($ in millions)		$20,107
FEEUM ($ in millions)		7,742
Q1 2020 fee related earnings (FRE)(1)		10,050
Annualized Q1 2020 FRE		40,200

Digital Balance Sheet
GP co-investments and DataBank - net carrying value	1,085,103	330,437
Balance sheet investment - DataBank - Q1 2020 Adjusted EBITDA(2)	16,107	3,223
Balance sheet investment - DataBank - annualized Q1 2020 Adjusted EBITDA	64,428	12,892

Other Investment Management
Third-party AUM ($ in millions)		17,365
FEEUM ($ in millions)		10,771
Q1 2020 fee revenue and REIM platform equity method earnings(3)		133,171

Healthcare Real Estate
Q1 2020 net operating income(4)(5)	68,622	48,722
Annualized net operating income	274,488	194,888
Investment-level non-recourse financing(6)	2,926,375	2,085,600

Hospitality Real Estate
Q1 2020 NOI before FF&E Reserve(5)	32,845	30,841
TTM NOI before FF&E Reserve(7)	247,058	232,317
Investment-level non-recourse financing(6)	2,666,910	2,495,526
Notes:

(1)	For a reconciliation of net income/(loss) to FRE, please refer to the appendix to this presentation.

(2)	For a reconciliation of net income/(loss) from continuing operations to Adjusted EBITDA, please refer to the appendix to this presentation.

(3)
During the first quarter 2020, the Company completed the sale of its interest in RXR Realty for approximately $200 million. The carrying value of the investment was $93 million as of December 31, 2019 resulting in a gain before income taxes of $106 million, which is deducted from the Company's net loss to calculate Core FFO.

(4)
NOI includes $0.9 million consolidated or $0.6 million CLNY OP share of interest earned related to $48 million consolidated or $33 million CLNY OP share carrying value of healthcare real estate loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations.

(5)	For a reconciliation of net income/(loss) from continuing operations to NOI, please refer to the appendix to this presentation.

(6)	Represents unpaid principal balance.

(7)	TTM = trailing twelve month.

Colony Capital | Supplemental Financial Report	18

IIb. Financial Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended March 31, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNC
Net carrying value of 36% interest	$666,059	$666,059

Other Equity and Debt (1)
1) GP co-investments
a) GP Co-investments in CDCF IV and CDCF V investments - net carrying value	1,645,373	278,552
b) Other GP co-investments - net carrying value	517,675	447,546
2) Net lease real estate equity
a) Q1 2020 net operating income	1,550	1,543
b) Investment-level non-recourse financing(2)	103,558	102,941
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(3)	1,826,576	894,774
b) Investment-level non-recourse financing(2)	1,191,468	584,683
c) Carrying value - equity method investments (including Albertsons)	318,748	238,048
4) Real estate debt
a) Fair value - consolidated loans	276,524	200,809
b) Investment-level non-recourse financing(2)	—	—
c) Carrying value - equity method investments	10,145	5,072
5) CRE securities and real estate PE fund investments
a) Carrying value	59,090	59,090

Net Assets
Cash and cash equivalents, restricted cash and other assets(4)	2,206,257	1,900,461
Accrued and other liabilities and dividends payable(5)	854,623	591,712
Net assets	$1,351,634	$1,308,749

Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)	Represents unpaid principal balance.

(3)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(4)
Other assets excludes $2 million consolidated and CLNY OP share of deferred financing costs and $9 million consolidated or $5 million CLNY OP share of restricted cash which is included in the undepreciated carrying value of the hotel portfolio in Other Real Estate Equity shown on page 43.

(5)
Accrued and other liabilities exclude $10 million consolidated and CLNY OP share of deferred tax liabilities and other liabilities which are not due in cash and $84 million of derivative liability which is included in the debt of Digital balance sheet investments shown on page 33.

Colony Capital | Supplemental Financial Report	19

IIIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data) (unaudited)	As of March 31, 2020
Assets
Cash and cash equivalents	$1,361,769
Restricted cash	166,568
Real estate, net	10,458,057
Loans receivable	1,588,427
Equity and debt investments	2,177,961
Goodwill	1,373,891
Deferred leasing costs and intangible assets, net	595,250
Assets held for sale	749,416
Other assets	640,220
Due from affiliates	48,503
Total assets	$19,160,062
Liabilities
Debt, net	$9,453,338
Accrued and other liabilities	837,281
Intangible liabilities, net	102,077
Liabilities related to assets held for sale	260,959
Due to affiliates	34,301
Dividends and distributions payable	77,228
Preferred stock redemptions payable	—
Total liabilities	10,765,184
Commitments and contingencies
Redeemable noncontrolling interests	3,162
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,033,750 liquidation preference; 250,000 shares authorized; 41,350 shares issued and outstanding	999,490
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 480,118 shares issued and outstanding	4,802
Class B, 1,000 shares authorized; 734 shares issued and outstanding	7
Additional paid-in capital	7,532,213
Accumulated deficit	(3,806,308)
Accumulated other comprehensive income	16,222
Total stockholders’ equity	4,746,426
Noncontrolling interests in investment entities	3,233,910
Noncontrolling interests in Operating Company	411,380
Total equity	8,391,716
Total liabilities, redeemable noncontrolling interests and equity	$19,160,062

Colony Capital | Supplemental Financial Report	20

IIIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data) (unaudited)	As of March 31, 2020
Assets
Cash and cash equivalents	$107,299
Restricted cash	30,049
Real estate, net	3,216,171
Loans receivable	834,286
Equity and debt investments	642,264
Goodwill	383,265
Deferred leasing costs and intangible assets, net	227,644
Assets held for sale	397,440
Other assets	172,326
Total assets	$6,010,744
Liabilities
Debt, net	$2,346,337
Accrued and other liabilities	262,910
Intangible liabilities, net	41,996
Liabilities related to assets held for sale	122,429
Total liabilities	2,773,672
Commitments and contingencies
Redeemable noncontrolling interests	3,162
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,033,750 liquidation preference; 250,000 shares authorized; 41,350 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 480,118 shares issued and outstanding	—
Class B, 1,000 shares authorized; 734 shares issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	—
Accumulated other comprehensive income	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,233,910
Noncontrolling interests in Operating Company	—
Total equity	3,233,910
Total liabilities, redeemable noncontrolling interests and equity	$6,010,744

Colony Capital | Supplemental Financial Report	21

IIIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended March 31, 2020
($ in thousands) (Unaudited)	Digital	Other Investment Management	Healthcare	Hospitality	CLNC	Other Equity and Debt	Amounts not allocated to segments	Total
Revenues
Property operating income	$45,149	$—	$138,249	$153,496	$—	$88,522	$—	$425,416
Interest income	37	9	917	—	—	30,181	1,724	32,868
Fee income	18,944	24,561	—	—	—	—	—	43,505
Other income	376	(271)	16	30	—	2,416	3,157	5,724
Total revenues	64,506	24,299	139,182	153,526	—	121,119	4,881	507,513
Expenses
Property operating expense	16,906	—	66,567	120,995	—	59,165	—	263,633
Interest expense	9,402	—	39,866	39,789	—	20,588	13,768	123,413
Investment and servicing expense	4	355	2,898	1,421	—	5,714	1,786	12,178
Transaction costs	421	—	—	—	—	—	—	421
Depreciation and amortization	36,633	2,591	37,460	36,444	—	22,220	1,510	136,858
Impairment loss	—	79,000	48,532	250,162	—	9,574	—	387,268
Compensation expense
Cash and equity-based compensation	16,553	6,385	1,605	1,675	—	3,613	23,203	53,034
Carried interest and incentive compensation	—	(9,181)	—	—	—	—	—	(9,181)
Administrative expenses	6,084	1,377	878	832	—	1,547	22,040	32,758
Settlement Loss	—	—	—	—	—	—	5,090	5,090
Total expenses	86,003	80,527	197,806	451,318	—	122,421	67,397	1,005,472
Other income (loss)
Gain on sale of real estate assets	—	—	—	—	—	7,932	—	7,932
Other gain (loss), net	(3,528)	(351)	(5,651)	156	—	6,989	(1,086)	(3,471)
Equity method earnings (loss)	468	107,602	—	—	(10,069)	17,701	—	115,702
Equity method earnings (loss) - carried interest	—	(18,411)	—	—	—	—	—	(18,411)
Income (loss) before income taxes	(24,557)	32,612	(64,275)	(297,636)	(10,069)	31,320	(63,602)	(396,207)
Income tax benefit (expense)	5,337	(14,482)	130	1,879	—	(1,343)	155	(8,324)
Income (loss) from continuing operations	(19,220)	18,130	(64,145)	(295,757)	(10,069)	29,977	(63,447)	(404,531)
Income (loss) from discontinued operations	—	—	—	—	—	474	—	474
Net income (loss)	(19,220)	18,130	(64,145)	(295,757)	(10,069)	30,451	(63,447)	(404,057)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	(548)	—	—	—	—	—	—	(548)
Investment entities	(14,503)	(17)	(10,876)	(28,110)	—	31,757	—	(21,749)
Operating Company	(411)	1,788	(5,257)	(26,415)	(994)	(128)	(8,184)	(39,601)
Net income (loss) attributable to Colony Capital, Inc.	(3,758)	16,359	(48,012)	(241,232)	(9,075)	(1,178)	(55,263)	(342,159)
Preferred stock dividends	—	—	—	—	—	—	19,474	19,474
Net income (loss) attributable to common stockholders	$(3,758)	$16,359	$(48,012)	$(241,232)	$(9,075)	$(1,178)	$(74,737)	$(361,633)

Colony Capital | Supplemental Financial Report	22

IIId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended March 31, 2020
($ in thousands) (unaudited)	Digital	Other Investment Management	Healthcare		Hospitality	CLNC	Other Equity and Debt	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$35,902	$—	$38,973		$9,668	$—	$44,667	$—	$129,210
Interest income	1	—	275		—	—	22,899	—	23,175
Fee income	—	—	—		—	—	—	—	—
Other income	39	—	4		3	—	1,424	—	1,470
Total revenues	35,942	—	39,252		9,671	—	68,990	—	153,855
Expenses
Property operating expense	13,457	—	18,349		7,561	—	28,555	—	67,922
Interest expense	7,484	—	11,358		2,699	—	9,467	—	31,008
Investment and servicing expense	—	—	809		108	—	2,549	—	3,466
Transaction costs	—	—	—		—	—	—	—	—
Depreciation and amortization	23,904	—	10,858		2,377	—	12,310	—	49,449
Impairment loss	—	—	9,483		25,008	—	5,643	—	40,134
Compensation expense
Cash and equity-based compensation	7,164	—	—		—	—	1,866	—	9,030
Carried interest and incentive compensation	—	—	—		—	—	—	—	—
Administrative expenses	2,985	4	232		41	—	893	—	4,155
Settlement Loss	—	—	—		—	—	—	—	—
Total expenses	54,994	4	51,089		37,794	—	61,283	—	205,164
Other income (loss)
Gain on sale of real estate assets	—	—	—		—	—	5,520	—	5,520
Other gain (loss), net	(560)	—	(1,716)		13	—	4,231	—	1,968
Equity method earnings (loss)	—	(13)	—		—	—	14,035	—	14,022
Equity method earnings (loss) - carried interest	—	—	—		—	—	—	—	—
Income (loss) before income taxes	(19,612)	(17)	(13,553)		(28,110)	—	31,493	—	(29,799)
Income tax benefit (expense)	4,561	—	5		—	—	94	—	4,660
Net income (loss)	(15,051)	(17)	(13,548)		(28,110)	—	31,587	—	(25,139)
Income (loss) from discontinued operations	—	—	—		—	—	170	—	170
Non-pro rata allocation of income (loss) to NCI	—	—	2,672		—	—	—	—	2,672
Net income (loss) attributable to noncontrolling interests	$(15,051)	$(17)	$(10,876)		$(28,110)	$—	$31,757	$—	$(22,297)

Colony Capital | Supplemental Financial Report	23

IIIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended March 31, 2020
	OP pro rata share by segment								Amounts attributable to noncontrolling interests	CLNY consolidated as reported
($ in thousands) (Unaudited)	Digital	Other Investment Management	Healthcare	Hospitality	CLNC	Other Equity and Debt	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(3,758)	$16,359	$(48,012)	$(241,232)	$(9,075)	$(1,178)	$(74,737)	$(361,633)	$—	$(361,633)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(411)	1,788	(5,257)	(26,415)	(994)	(128)	(8,184)	(39,601)	—	(39,601)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(4,169)	18,147	(53,269)	(267,647)	(10,069)	(1,306)	(82,921)	(401,234)	—	(401,234)

Adjustments for FFO:
Real estate depreciation and amortization	5,646	69	26,276	34,067	6,372	10,378	—	82,808	47,715	130,523
Impairment of real estate	—	—	39,049	225,154	—	3,931	—	268,134	40,134	308,268
Gain from sales of real estate	—	—	—	—	—	(2,413)	—	(2,413)	(5,520)	(7,933)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(82,329)	(82,329)
FFO	$1,477	$18,216	$12,056	$(8,426)	$(3,697)	$10,590	$(82,921)	$(52,705)	$—	$(52,705)

Additional adjustments for Core FFO:
Gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	—	—	(24,509)	10,586	(13,923)	(188)	(14,111)
Gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	(26,371)	—	—	—	—	—	(26,371)	—	(26,371)
CLNC Core Earnings adjustments(2)	—	—	—	—	5,300	—	—	5,300	—	5,300
Equity-based compensation expense	589	2,981	468	489	125	378	3,827	8,857	—	8,857
Straight-line rent revenue and expense	278	2	(1,340)	280	—	(833)	(251)	(1,864)	(163)	(2,027)
Amortization of acquired above- and below-market lease values, net	(306)	—	(1,395)	—	(125)	(19)	—	(1,845)	(1,800)	(3,645)
Amortization of deferred financing costs and debt premiums and discounts	—	1	1,964	7,848	(76)	1,059	1,737	12,533	2,441	14,974
Unrealized fair value losses on interest rate and foreign currency hedges, and foreign currency remeasurements	—	—	3,923	—	14,719	(713)	—	17,929	892	18,821
Acquisition and merger-related transaction costs	421	—	—	—	718	—	—	1,139	—	1,139
Restructuring and merger integration costs(3)	—	668	—	—	—	—	15,006	15,674	—	15,674
Amortization and impairment of investment management intangibles	6,540	2,591	—	—	—	17	—	9,148	34	9,182
Non-real estate depreciation and amortization	543	—	—	—	—	8	1,510	2,061	1,987	4,048
Amortization of gain on remeasurement of consolidated investment entities	—	—	—	—	—	53	—	53	52	105
Tax effect of Core FFO adjustments, net	(1,250)	7,379	—	—	—	—	(2,098)	4,031	(3,582)	449
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	327	327
Core FFO	$8,292	$5,467	$15,676	$191	$16,964	$(13,969)	$(52,604)	$(19,983)	$—	$(19,983)

Notes:

(1)
Net of $32.6 million consolidated or $26.9 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO. Unallocated segment includes $10.6 million net impact from prior period adjustments with respect to the now discontinued industrial segment.

(2)	Represents adjustments to align the Company’s Core FFO with CLNC’s definition of Core Earnings to reflect the Company’s percentage interest in CLNC’s earnings.

(3)
Restructuring and merger integration costs primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the digital evolution.

Colony Capital | Supplemental Financial Report	24

IVa. Capitalization - Overview

($ in thousands; except per share data; as of March 31, 2020, unless otherwise noted)		Consolidated amount	CLNY OP share of consolidated amount

Debt (UPB)
Investment-level debt:
Digital (DataBank)		$515,832	$103,270
Healthcare		2,926,375	2,085,600
Hospitality		2,666,910	2,495,526
Other Equity and Debt		2,222,365	1,150,802
Total investment-level debt		8,331,482	5,835,198

Corporate debt:
Trust Preferred Securities ("TruPS")		280,117	280,117
$750,000 Revolving credit facility		600,000	600,000
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		34,519	34,519
Total corporate debt		1,530,741	1,530,741

Total debt		$9,862,223	$7,365,939

Perpetual preferred equity, redemption value
Total perpetual preferred equity(1)			$1,033,750

Common equity as of May 5, 2020	Price per share	Shares / Units
Class A and B common stock	$2.05	481,936	$987,969
OP units	2.05	53,077	108,808
Total market value of common equity			$1,096,777

Total market capitalization			$9,496,466

Non-recourse debt default update: Mortgage debt in the hospitality, healthcare and other real estate equity segments with aggregate outstanding principal of $3.5 billion ($2.9 billion CLNY OP share) through the date of this report was either in payment default or was not in compliance with certain debt and/or lease covenants primarily as a result of the negative impact of COVID-19. $2.3 billion of consolidated debt ($) related to hospitality, $894 million (CLNY OP share) related to other real estate equity and $327 million related to Healthcare. The Company is in active negotiations with all lenders to execute forbearances and/or debt modifications, including extension of upcoming maturities in 2020, or seek other accommodations. There can be no assurances that the Company will be successful in such negotiations.
Notes:

(1)
The Board has elected to defer the declaration of a dividend on its preferred stock until June 30, 2020 in accordance with regulatory timetables and subject to its assessment of the impact and trajectory of COVID-19.

Colony Capital | Supplemental Financial Report	25

IVb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended March 31, 2020, unless otherwise noted)
Non-recourse investment-level debt overview
		Consolidated	CLNY OP share of consolidated amount
	Fixed / Floating	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity(1)	Wtd. avg. interest rate(2)
Digital (DataBank)	Floating	$515,832	$103,270	4.6	6.3%
Healthcare	Fixed	405,069	284,400	4.9	4.5%
Healthcare	Floating	2,521,306	1,801,200	4.0	4.6%
Hospitality	Fixed	13,432	13,096	0.4	12.8%
Hospitality	Floating	2,653,478	2,482,430	0.9	4.1%
Other Equity and Debt
Net lease real estate equity	Fixed	103,558	102,941	3.0	5.0%
Other real estate equity	Fixed	44,770	12,858	2.9	2.7%
Other real estate equity	Floating	1,146,698	571,825	1.0	4.0%
GP Co-investments	Floating	925,190	462,751	2.4	3.3%
GP Co-investments	Fixed	2,149	427	3.3	2.4%
Total investment-level debt		$8,331,482	$5,835,198	2.2	4.1%

Fixed / Floating Summary
Fixed		$568,978	$413,722
Floating		7,762,504	5,421,476
Total investment-level debt		$8,331,482	$5,835,198

Non-recourse debt default update: Mortgage debt in the hospitality, healthcare and other real estate equity segments with aggregate outstanding principal of $3.5 billion ($2.9 billion CLNY OP share) through the date of this report was either in payment default or was not in compliance with certain debt and/or lease covenants primarily as a result of the negative impact of COVID-19. $2.3 billion of consolidated debt ($) related to hospitality, $894 million (CLNY OP share) related to other real estate equity and $327 million related to Healthcare. The Company is in active negotiations with all lenders to execute forbearances and/or debt modifications, including extension of upcoming maturities in 2020, or seek other accommodations. There can be no assurances that the Company will be successful in such negotiations.

Notes:

(1)
Weighted Average Years Remaining to Maturity is based on initial maturity dates or extended maturity dates if the criteria to extend have been met as of May 5, 2020, the latest practicable date that the information was available, and the extension option is at the Company’s discretion.

(2)	Based on 1-month LIBOR of 0.99% and 3-month LIBOR of 1.45% for floating rate debt.

Colony Capital | Supplemental Financial Report	26

IVc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of March 31, 2020)
Revolving credit facility
Maximum principal amount	$750,000
Amount outstanding	600,000
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio(1)	Minimum 1.30 to 1.00
Interest Coverage Ratio(2)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of March 31, 2020, CLNY is meeting all required covenant threshold levels.

Notes:

(1)	The borrowing base is discounted by 10% at a Fixed Charge Coverage Ratio between 1.30 and 1.50 to 1.00.

(2)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony Capital | Supplemental Financial Report	27

IVd. Capitalization - Corporate Securities Overview

($ in thousands; except per share data; as of March 31, 2020, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
3.875% Convertible senior notes	$402,500	January 15, 2021	3.875% fixed	$16.57	60.3431	24,288
5.0% Convertible senior notes	200,000	April 15, 2023	5.00% fixed	15.76	63.4700	12,694
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock(2)
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	Callable
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	Callable
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock(2)	$1,033,750	41,350

Notes:

(1)
Callable at principal amount only if CLNY common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days: on or after April 22, 2020, for the 5.0% convertible senior notes; on or after January 22, 2019, for the 3.875% convertible senior notes; and on or after on or after June 15, 2020, for the 5.375% exchangeable senior notes.

(2)
The Board has elected to defer the declaration of a dividend on its preferred stock until June 30, 2020 in accordance with regulatory timetables and subject to its assessment of the impact and trajectory of COVID-19.

Colony Capital | Supplemental Financial Report	28

IVe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of March 31, 2020)		Payments due by period(1)
Consolidated debt	Fixed / Floating	2020	2021	2022	2023	2024 and after	Total
Investment-level debt:
Digital (DataBank)	Floating	$2,522	$3,896	$3,896	$32,046	$473,472	$515,832
Healthcare	Fixed	3,852	5,426	5,952	5,919	383,920	405,069
Healthcare	Floating	51,815	283,798	53,576	7,034	2,125,083	2,521,306
Hospitality	Fixed	13,432	—	—	—	—	13,432
Hospitality	Floating	1,521,387	996,840	—	—	135,251	2,653,478
Other Equity and Debt	Fixed	34,117	13,383	19,254	80,664	3,060	150,478
Other Equity and Debt	Floating	1,099,415	170,268	142,167	11,337	648,700	2,071,887
Corporate debt:
TruPS	Floating	—	—	—	—	280,117	280,117
$750,000 Revolving credit facility	Floating	—	—	600,000	—	—	600,000
Convertible/exchangeable senior notes	Fixed	—	402,500	—	200,000	13,605	616,105
Corporate aircraft promissory note	Fixed	1,690	2,359	2,480	2,608	25,382	34,519
Total consolidated debt		$2,728,230	$1,878,470	$827,325	$339,608	$4,088,590	$9,862,223

Pro rata debt	Fixed / Floating	2020	2021	2022	2023	2024 and after	Total
Investment-level debt:
Digital (DataBank)	Floating	$505	$780	$780	$6,416	$94,789	$103,270
Healthcare	Fixed	2,705	3,810	4,179	4,156	269,550	284,400
Healthcare	Floating	36,715	227,362	42,755	4,909	1,489,459	1,801,200
Hospitality	Fixed	13,096	—	—	—	—	13,096
Hospitality	Floating	1,438,603	908,576	—	—	135,251	2,482,430
Other Equity and Debt	Fixed	25,839	4,949	6,655	77,764	1,020	116,227
Other Equity and Debt	Floating	556,229	164,379	47,389	2,629	263,949	1,034,575
Corporate debt:
TruPS	Floating	—	—	—	—	280,117	280,117
$750,000 Revolving credit facility	Floating	—	—	600,000	—	—	600,000
Convertible/exchangeable senior notes	Fixed	—	402,500	—	200,000	13,605	616,105
Corporate aircraft promissory note	Fixed	1,690	2,359	2,480	2,608	25,382	34,519
Total pro rata debt		$2,075,382	$1,714,715	$704,238	$298,482	$2,573,122	$7,365,939

Non-recourse debt default update: Mortgage debt in the hospitality, healthcare and other real estate equity segments with aggregate outstanding principal of $3.5 billion ($2.9 billion CLNY OP share) through the date of this report was either in payment default or was not in compliance with certain debt and/or lease covenants primarily as a result of the negative impact of COVID-19. $2.3 billion of consolidated debt ($) related to hospitality, $894 million (CLNY OP share) related to other real estate equity and $327 million related to Healthcare. The Company is in active negotiations with all lenders to execute forbearances and/or debt modifications, including extension of upcoming maturities in 2020, or seek other accommodations. There can be no assurances that the Company will be successful in such negotiations.
Notes:

(1)
Weighted Average Years Remaining to Maturity is based on initial maturity dates or extended maturity dates if the criteria to extend have been met as of May 5, 2020, the latest practicable date that the information was available, and the extension option is at the Company’s discretion.

Colony Capital | Supplemental Financial Report	29

Va. Digital - Overview and Summary Metrics

Digital Portfolio Overview	Consolidated amount	CLNY OP share of consolidated amount
($ in thousands, as of March, 31, 2020, unless otherwise noted)
Digital Investment Management
Third-party AUM ($ in millions)		$20,107
FEEUM ($ in millions)		7,742
Q1 2020 fee related earnings (FRE)(1)		10,050
Annualized Q1 2020 FRE		40,200

Digital Balance Sheet
GP co-investments and DataBank - net carrying value	1,085,103	330,437
DataBank - Q1 2020 Adjusted EBITDA(2)	16,107	3,223
DataBank - annualized Q1 2020 Adjusted EBITDA	64,428	12,892

Notes:

(1)	For a reconciliation of net income/(loss) to FRE, please refer to the appendix to this presentation.

(2)	For a reconciliation of net income/(loss) from continuing operations to Adjusted EBITDA, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	30

Va. Digital - Investment Management

Digital Third-party AUM & FEEUM
($ in millions, as of March, 31, 2020, unless otherwise noted)	AUM CLNY OP Share	FEEUM CLNY OP Share	Fee Rate
Digital Colony Partners I	$5,526	$3,757	1.2%
Separately Capitalized Portfolio Companies	8,990	3,017	0.8%
Co-Investment (Sidecar) Capital	5,477	841	0.5%
Liquid Strategies	114	127	0.4%

Digital Investment Management Total	$20,107	$7,742	1.0%

FRE(1)
($ in thousands, unless otherwise noted)			Q1 2020
Fee income			$18,944
Other income			197
Compensation expense—cash			(6,964)
Administrative expenses			(2,127)
FRE Total			$10,050

Notes:

(1)	For a reconciliation of net income/(loss) to FRE, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	31

Va. Digital - Balance Sheet Interests

Portfolio Overview
($ in thousand, as of March, 31, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Digital GP Co-investments
CLNY's GP Co-investments in DCP I Investments ($250 million total commitment) and Other GP Co-investments - net carrying value(1)	$152,686	$143,768

DataBank
Asset	1,448,249	289,939
Debt	515,832	103,270
Net carrying value	932,417	186,669

Digital Balance Sheet Investments - Total Net Carrying Value	$1,085,103	$330,437

DataBank Adjusted EBITDA(2)	Consolidated amount	CLNY OP share of consolidated amount
($ in thousands, unless otherwise noted)
Total revenues	$45,167	$9,042
Property operating expenses	(16,906)	(3,385)
Administrative expenses	(3,657)	(732)
Compensation expense	(8,999)	(1,802)
Transaction, investment and servicing costs	(197)	(39)
EBITDAre:	15,408	3,084

Straight-line rent expenses and amortization of above- and below-market lease intangibles	(338)	(68)
Installation services	289	58
Restructuring & integration costs	551	110
Transaction, investment and servicing costs	197	39
Adjusted EBITDA:	$16,107	$3,223

DataBank Operating Metrics
($ in millions, unless otherwise noted)	Q1 2020	Q1 2019
Number of Data Centers	19	17
Total Capacity (RSF - raised sq. ft.)	516,489	444,640
Sellable RSF	410,974	348,968
Occupied RSF	301,791	259,142
% Utilization Rate	73.4%	74.3%
MRR (Annualized)	$171.2	$133.0
Bookings (Annualized)	$7.4	$6.9
Quarterly Churn (% of Prior Quarter MRR)	2.7%	4.5%

Notes:

(1)	Net of $84 million of derivative liability.

(2)	For a reconciliation of net income/(loss) from continuing operations to adjusted EBITDA, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	32

VIa. Other Investment Management - Summary Metrics

($ in thousands, except as noted; as of March 31, 2020)
Fee Revenue	CLNY OP Share
Institutional funds	$12,072
Colony Credit Real Estate (NYSE:CLNC)	8,058
Retail companies	4,431
Non-wholly owned REIM platforms (equity method earnings)(1)	108,610
Total reported fee revenue and REIM platform equity method earnings	$133,171
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$133,171
Interest Income and Other Income	(262)
Expenses
Interest expense	—
Investment and servicing expense	355
Transaction costs	—
Placement fees
Depreciation and amortization	2,591
(Recovery of) impairment loss	79,000
Compensation expense
Cash and equity-based compensation	6,385
Carried interest and incentive compensation(2)	(9,181)
Administrative expenses	1,373
Total expenses	80,523
Other gain (loss), net	(351)
Equity method earnings	(995)
Equity method earnings—carried interest(2)	(18,411)
Income tax benefit (expense)	(14,482)
Net loss attributable to common interests in OP and common stockholders	18,147
Real estate depreciation and amortization	69
(Gains) and losses from sales of businesses and impairment write-downs associated with the Investment Management segment(1)(3)	(26,371)
Equity-based compensation expense	2,981
Straight-line rent revenue and expense	2
Amortization of deferred financing costs and debt premiums and discounts	1
Restructuring and merger integration costs	668
Amortization and impairment of investment management intangibles	2,591
Tax effect of Core FFO adjustments, net	7,379
Core FFO	$5,467

Notes:

(1)
During the first quarter 2020, the Company completed the sale of its interest in RXR Realty for approximately $200 million. The carrying value of the investment was $93 million as of December 31, 2019 resulting in a gain before income taxes of $106 million, which is deducted from the Company's net loss to calculate Core FFO.

(2)	Net income and Core FFO included the reversal of $9.2 million of net unrealized carried interest income as a result of fair value decreases in certain of the Company's managed investments.

(3)	Includes the reversal of RXR Realty sale gain partially offset by a $79 million writedown of goodwill, which is added back to the Company's net loss to calculate Core FFO.

Colony Capital | Supplemental Financial Report	33

VIb. Other Investment Management – Assets Under Management

($ in millions, except as noted; as of March, 31, 2020, unless otherwise noted)
Segment	Products (FEEUM)	Description	AUM CLNY OP Share	FEEUM CLNY OP Share		Fee Rate

Other Institutional Funds	• Credit ($2.4 billion) • Opportunistic ($0.4 billion) • Other co-investment vehicles ($2.9 billion)	• 27 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships	8,757	5,711.8%
Public Company	• Colony Credit Real Estate, Inc. ($2.2 billion)	• NYSE-listed credit focused REIT • Contract with base management fees with potential for incentive fees	3,415	2,152		1.5%
Retail Companies	• NorthStar Healthcare ($1.2 billion)(1) • CC Real Estate Income Funds(2)(3)	• Manage public non-traded vehicles earning asset management and performance fees	3,428	1,210	(1)	1.5%
Non-Wholly Owned REIM Platforms	• Alpine Energy • American Healthcare Investors	• CLNY recognizes at-share earnings from underlying non-wholly owned REIM platforms • Alpine Energy, the Company's upstream energy investment management platform, jointly owned in partnership with Equity Group Investments • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	1,765	1,698		N/A
Total			$17,365	$10,771

Notes:

(1)	FEEUM of NorthStar Healthcare Income represents its most recently published Net Asset Value.

(2)	CC Real Estate Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

(3)
In February 2019, the board of directors of CC Real Estate Income Fund approved a plan to dissolve, liquidate and terminate CCREIF and distribute the net proceeds of such liquidation to its shareholders. There is no assurances to the timing or completion of the liquidation.

Colony Capital | Supplemental Financial Report	34

VIIa. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income:
Senior Housing - Operating	$16,853	$11,966
Medical Office Buildings	12,991	9,224
Triple-Net Lease:
Senior Housing(2)	14,304	10,156
Skilled Nursing Facilities	22,523	15,991
Hospitals	1,951	1,385
Total net operating income	$68,622	$48,722

Portfolio overview	Total number of properties	Capacity	% Occupied(3)	TTM Lease Coverage(4)	WA Remaining Lease Term
Senior Housing - Operating	83	6,388 units	85.3%	N/A	N/A
Medical Office Buildings	106	3.8 million sq. ft.	82.2%	N/A	4.5
Triple-Net Lease:
Senior Housing	71	4,039 units	79.9%	1.3x	11.1
Skilled Nursing Facilities	88	10,458 beds	79.9%	1.2x	5.5
Hospitals	9	456 beds	64.8%	1.6x	10.1
Total	357

Same store financial/operating results related to the segment
	% Occupied(3)		TTM Lease Coverage(4)		NOI
	Q1 2020	Q1 2019	12/31/2019	12/31/2018	Q1 2020	Q1 2019	% Change
Senior Housing - Operating	85.3%	86.7%	N/A	N/A	$16,853	$17,335	(2.8)%
Medical Office Buildings	82.2%	82.4%	N/A	N/A	12,991	12,414	4.6%
Triple-Net Lease:
Senior Housing	79.9%	81.4%	1.3x	1.3x	14,304	14,572	(1.8)%
Skilled Nursing Facilities	79.9%	82.6%	1.2x	1.2x	22,308	22,786	(2.1)%
Hospitals	64.8%	59.5%	1.6x	1.4x	1,951	3,003	(35.0)%
Total					$68,407	$70,110	(2.4)%

Notes:

(1)	CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 71% as of March 31, 2020.

(2)
NOI includes $0.9 million consolidated or $0.6 million CLNY OP share of interest earned related to $48 million consolidated or $33 million CLNY OP share carrying value of healthcare real estate loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(4)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis and as of the prior quarter due to timing of data availability from tenant/operators. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

Colony Capital | Supplemental Financial Report	35

VIIb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended March 31, 2020, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of December 31, 2019
December 31, 2019 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Triple-Net Lease NOI	WA Remaining Lease Term
Less than 0.99x	7	8%	20%	28%	5 yrs
1.00x - 1.09x	1	—%	1%	1%	8 yrs
1.10x - 1.19x	1	—%	2%	2%	10 yrs
1.20x - 1.29x	3	—%	24%	24%	6 yrs
1.30x - 1.39x	—	—%	—%	—%	—
1.40x - 1.49x	1	27%	—%	27%	15 yrs
1.50x and greater	4	2%	16%	18%	4 yrs
Total / W.A.	17	37%	63%	100%	8 yrs

Revenue Mix(2)	December 31, 2019 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	86%	3%	11%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	68%	—%	32%
Skilled Nursing Facilities	25%	20%	54%
Hospitals	28%	64%	8%
W.A.	64%	9%	27%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis and due to timing of availability of data tenants/operators provide information from prior quarter. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources and as of the prior quarter due to timing of data availability from tenant/operators. The payor source percentages for the hospital category excludes two operating partners, who do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony Capital | Supplemental Financial Report	36

VIIb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended March 31, 2020, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of properties	NOI
United Kingdom	46	$10,320
Indiana	55	7,334
Florida	25	6,213
Illinois	35	5,880
Texas	29	5,212
Pennsylvania	8	5,017
Ohio	14	4,679
Oregon	31	4,512
Georgia	21	4,444
Colorado	8	1,957
Total	272	$55,568

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of properties	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	60	$14,227	86.0%	N/A	N/A
Caring Homes (U.K.)(1)	Sr. Housing / NNN	46	10,320	85.0%	1.4x	15 yrs
Sentosa	SNF / NNN	8	5,017	83.0%	1.2x	8 yrs
Millers	SNF / NNN	28	3,990	68.6%	1.8x	N/A
Wellington Healthcare	SNF / NNN	10	3,934	88.0%	1.0x	7 yrs
Frontier	Sr. Housing / RIDEA / NNN	20	3,371	85.7%	N/A	N/A
Opis	SNF / NNN	11	2,952	91.0%	1.2x	4 yrs
Consulate	SNF / NNN	10	2,616	87.5%	0.9x	8 yrs
WW Healthcare	SNF / NNN	5	1,329	78.9%	1.2x	5 yrs
Carillon	Sr. Housing / NNN	6	1,251	48.0%	0.8x	8 yrs
Total		204	$49,007

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony Capital | Supplemental Financial Report	37

VIIIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended March 31, 2020, unless otherwise noted)		CLNY OP share of consolidated amount(1)
NOI before FF&E Reserve	Consolidated amount
NOI before FF&E Reserve:
Select Service	$15,767	$14,805
Extended Stay	15,388	14,449
Full Service	1,690	1,587
Total NOI before FF&E Reserve(2)	$32,845	$30,841

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	NOI before FF&E Reserve	NOI before FF&E Reserve margin
Select service	87	11,737	54.7%	$125	$68	$15,767	19.4%
Extended stay	66	7,936	64.8%	124	80	15,388	25.4%
Full service	4	966	55.6%	175	97	1,690	14.3%
Total / W.A.	157	20,639	58.6%	$127	$74	$32,845	21.4%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		NOI before FF&E Reserve
Brand	Q1 2020	Q1 2019	Q1 2020	Q1 2019	Q1 2020	Q1 2019	Q1 2020	Q1 2019	% Change
Marriott	57.2%	69.3%	$128	$132	$73	$91	$24,801	$46,126	(46.2)%
Hilton	61.8%	74.1%	124	127	76	94	5,592	9,735	(42.6)%
Other	68.6%	80.4%	116	127	80	102	2,452	3,549	(30.9)%
Total / W.A.	58.6%	70.7%	$127	$131	$74	$92	$32,845	$59,410	(44.7)%

Notes:

(1)	CLNY OP Share represents Consolidated NOI before FF&E Reserve multiplied by CLNY OP's interest of 94% as of March 31, 2020.

(2)
Q1 2020 FF&E reserve was $6.3 million consolidated or $6.0 million CLNY OP share. For a reconciliation of net income/(loss) attributable to common stockholders to NOI please refer to the appendix to this presentation.

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VIIIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of March 31, 2020, unless otherwise noted)
Top 10 Geographic Locations by NOI before FF&E Reserve	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	NOI before FF&E Reserve
Florida	12	2,066	1,188	291	587	$9,340
California	18	2,254	1,243	1,011	—	5,652
Texas	26	2,939	1,661	1,278	—	4,578
New Hampshire	6	662	339	323	—	2,308
Arizona	3	418	298	120	—	1,784
Washington	5	664	160	504	—	1,488
North Carolina	7	981	831	150	—	1,076
Michigan	6	809	601	208	—	842
Georgia	6	835	555	280	—	762
Virginia	9	1,183	920	263	—	558
Total / W.A.	98	12,811	7,796	4,428	587	$28,388

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IXa. CLNC

($ in thousands, except as noted and per share data; as of March 31, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Colony Credit Real Estate, Inc. (NYSE: CLNC)
CLNY OP interest in CLNC as of May 5, 2020	36.4%	36.4%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
Net carrying value - CLNC	$666,059	$666,059

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X. Other Equity and Debt Summary

($ in thousands; as of March 31, 2020)	Consolidated amount		CLNY OP share of consolidated amount
	Assets(1)	Equity	Assets(1)	Equity
GP Co-investments in CDCF IV and CDCF V Investments	2,116,379	1,645,373	400,548	278,552
Other GP Co-investments	974,008	517,675	788,729	447,546
Other real estate equity	2,145,324	953,856	1,132,822	548,139
Net lease real estate equity	189,331	85,773	188,187	85,246
Real estate debt	286,669	286,669	205,881	205,881
CRE securities and real estate PE fund investments	59,090	59,090	59,090	59,090
Other Equity and Debt Total	$5,770,801	$3,548,436	$2,775,257	$1,624,454

Notes:

(1)
For consolidated real estate equity assets, amounts include all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation, and for all other assets, amounts represent carrying value of investments.

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Xa. Other Equity and Debt - GP Co-investments

($ in thousands, except as noted and per share data; as of March 31, 2020, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNY's GP Co-investments in CDCF IV and CDCF V Investments
Assets - carrying value(1)	$2,116,379	$400,548
Debt - UPB	471,006	121,996
Net carrying value	$1,645,373	$278,552

NBV by Geography:
U.S.	31.7%	22.5%
Europe	68.3%	77.5%
Total	100.0%	100.0%

Other GP Co-investments(2)
Assets - carrying value(3)	$974,008	$788,729
Debt - UPB	456,333	341,183
Net carrying value	$517,675	$447,546

Notes:

(1)	$867 million consolidated or $131 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(2)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment.

(3)	$397 million consolidated and CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

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Xb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of March 31, 2020, unless otherwise noted)
Net Lease Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			NOI	NOI
U.S. office	3	674	$1,550	$1,543	85.7%	6.4
Total / W.A.	3	674	$1,550	$1,543	85.7%	6.4

Other Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			Undepreciated carrying value	Undepreciated carrying value
U.S.:
Hotel(1)	89	N/A	$1,222,335	$673,750	58.9%	N/A
Multifamily(2)	8	205	12,319	9,001	95.3%	0.4
Retail(2)	3	83	14,377	7,401	77.7%	2.7

Europe:
Office	14	472	66,214	33,108	74.7%	22.5
Mixed / Retail	102	2,740	511,331	171,514	41.7%	4.7
Total / W.A.	216	3,500	$1,826,576	$894,774	50.2%	6.8

Unconsolidated joint ventures (Other RE Equity)
Preferred equity:
Multifamily			$128,275	$128,275

Equity & Other:
Albertsons			89,129	44,565
Residential Land			72,602	36,466
Other			28,742	28,742
Total			$318,748	$238,048

Notes:

(1)	Includes $9 million consolidated or $5 million CLNY OP share of restricted cash.

(2)	Represents real estate owned (REO) interests and prior to the first quarter 2020 these REO interests were presented under the Other Equity and Debt - Real Estate Debt category.

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Xc. Other Equity and Debt - Real Estate Debt and CRE Securities and Real Estate PE Fund Interests

($ in thousands, except as noted; as of March 31, 2020, unless otherwise noted)
Real Estate Debt Portfolio Overview(1)(2)
		Consolidated amount	CLNY OP share of consolidated amount
Loans Receivable
Fair value - consolidated loans		$276,524	$200,809
Carrying value - equity method investments		10,145	5,072

Aging of Loans Receivable - Fair Value Option(1)(2)(3)
Consolidated amount	Fair value (FV)	Unpaid Principal (UPB)	FV less UPB
Current or less than 30 days past due	168,736	149,520	19,216
30-59 days past due	—	—	—
60-89 days past due	—	—	—
90 days or more past due or nonaccrual	107,788	168,304	(60,516)
Total	$276,524	$317,824	$(41,300)

CLNY OP share of consolidated amount	Fair value (FV)	Unpaid Principal (UPB)	FV less UPB
Current or less than 30 days past due	105,663	95,957	9,706
30-59 days past due	—	—	—
60-89 days past due	—	—	—
90 days or more past due or nonaccrual	95,146	142,658	(47,512)
Total	$200,809	$238,615	$(37,806)

CRE Securities and Real Estate PE Fund Interests Portfolio Overview	Carrying Value
Deconsolidated CDO bonds	$54,474
Real estate PE fund interests	4,616

Notes:

(1)	Excludes $48 million consolidated or $33 million CLNY OP share carrying value of healthcare real estate loans. These loans are included in the Company's healthcare real estate segment.

(2)	Excludes loans categorized within GP co-investments in this supplemental financial presentation.

(3)	Represents loans for which fair value option was elected.

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Xc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended March 31, 2020, unless otherwise noted)
Real estate debt by loan type(1)(2)
	Consolidated amount		CLNY OP share of consolidated amount
	UPB	Fair Value	UPB	Fair Value	Weighted average yield	Weighted average maturity in years
Fixed rate
First mortgage loans	$28,745	$20,125	$14,373	$10,062	—%	0.2
Second mortgage loans / B-notes	144,892	126,147	83,247	63,074	10.6%	1.8
Mezzanine loans	74,506	60,189	71,314	57,610	—%	—
Corporate	27,287	27,474	27,287	27,474	—%	6.8
Total fixed rate loans	275,430	233,935	196,221	158,220	4.2%	1.3

Variable rate
First mortgage loans	42,394	42,589	42,394	42,589	7.8%	0.7
Total variable rate loans	42,394	42,589	42,394	42,589	7.8%	0.7

Total loans receivable	317,824	276,524	238,615	200,809

Real estate debt by collateral type(1)(2)
	Consolidated amount		CLNY OP share of consolidated amount
	UPB	Fair Value	UPB	Fair Value	Weighted average yield	Weighted average maturity in years
Retail	$154,666	$102,778	$143,392	$100,199	3.3%	0.3
Office	107,126	126,147	53,563	63,074	10.6%	1.8
Corporate	27,287	27,474	27,287	27,474	—%	6.8
Land	28,745	20,125	14,373	10,062	—%	0.2
Total loans receivable	317,824	276,524	238,615	200,809	5.0%	1.7

Notes:

(1)	Excludes $48 million consolidated or $33 million CLNY OP share carrying value of healthcare real estate loans. These loans are included in the Company's healthcare real estate segment.

(2)	Excludes loans categorized within GP co-investments in this supplemental financial presentation.

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APPENDICES

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XIa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at March 31, 2020. AUM further includes a) uncalled capital commitments and b) includes the Company’s pro-rata share of each affiliate non wholly-owned real estate investment management platform’s assets as presented and calculated by the affiliate. Affiliates include Alpine Energy LLC and American Healthcare Investors. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Contracted Revenue Growth (“Bookings”)
The Company defines Bookings as either (1) a new data center customer contract for new or additional services over and above any services already being provided by DataBank as well as (2) an increase in contracted rates on the same services when a contract renews. In both instances a booking is considered to be generated when a new contract is signed with the recognition of new revenue to occur when the new contract begins billing.

Churn
The Company calculates Churn as the percentage of MRR lost during the period divided by the prior period’s MRR. Churn is intended to represent data center customer contracts which are terminated during the period, not renewed or are renewed at a lower rate.

CLNY Operating Partnership (“CLNY OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNY OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include Alpine Energy LLC and American Healthcare Investors. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 357 properties in the comparisons. Properties acquired or disposed during these periods are excluded for the same store portfolio.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 157 hotels.

Monthly Recurring Revenue (“MRR”)
The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.

NOI: Net Operating Income. NOI for the Company's real estate segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

NOI before FF&E Reserve: For our hospitality real estate segment, NOI before FF&E Reserve represents NOI before the deduction of reserve contributions for the repair, replacement and refurbishment of furniture, fixtures, and equipment ("FF&E"), which are typically 4% to 5% of revenues, and required under certain debt agreements and/or franchise and brand-managed hotel agreements.

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XIa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

REIM: Real Estate Investment Management

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XIb. Appendices - Reconciliation of Net Income (Loss) to NOI

($ in thousands; for the three months ended March 31, 2020)
NOI Determined as Follows	Healthcare	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$139,182	$153,526	$3,414
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(3,966)	314	(582)
Interest income	(27)	—	—
Property operating expenses(1)	(66,567)	(120,995)	(1,282)
NOI(2)	$68,622	$32,845	$1,550

Reconciliation of Net Income (Loss) from Continuing Operations to NOI
	Healthcare	Hospitality
Income (loss)	$(64,145)	$(295,757)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(3,966)	314
Interest income	(27)	—
Interest expense	39,866	39,789
Transaction, investment and servicing costs	2,898	1,421
Depreciation and amortization	37,460	36,444
Impairment loss	48,532	250,162
Compensation and administrative expense	2,483	2,507
Other (gain) loss, net	5,651	(156)
Income tax (benefit) expense	(130)	(1,879)
NOI(2)	$68,622	$32,845

Notes:

(1)	For healthcare and hospitality, property operating expenses includes property management fees paid to third parties.

(2)	For hospitality, NOI is before FF&E Reserve.

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XIb. Appendices - Reconciliation of Net Income (Loss) to NOI (cont’d)

($ in thousands; for the three months ended March 31, 2020)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Income from continuing operations	$29,977
Adjustments:
Property operating income of other real estate equity	(85,108)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(582)
Interest income	(30,181)
Fee and other income	(2,416)
Property operating expense of other real estate equity	57,883
Interest expense	20,588
Transaction, investment and servicing costs	5,714
Depreciation and amortization	22,220
Impairment loss	9,574
Compensation and administrative expense	5,160
Gain on sale of real estate assets	(7,932)
Other loss, net	(6,989)
Earnings of investments in unconsolidated ventures	(17,701)
Income tax expense	1,343
NOI of net lease real estate equity	$1,550

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XIc. Appendices - Reconciliation of Net Income (Loss) to Digital investment management FRE and DataBank Adjusted EBITDA

($ in thousands; for the three months ended March 31, 2020)
Digital Investment Management FRE Determined as Follows
Digital Investment Management	$2,529
Digital Balance Sheet (DataBank)	(18,295)
Digital Balance Sheet (ex-DataBank)	(3,454)
Net income (loss)	(19,220)

Digital Investment Management Net income (loss)	2,529
Adjustments:
Interest income	(30)
Depreciation and amortization	6,603
Compensation expense—equity-based	589
Administrative expenses—straight-line rent	16
Other gain (loss), net	(50)
Income tax benefit (expense)	393
FRE	$10,050

DataBank Adjusted EBITDA Determined as Follows
Net income (loss) from continuing operations	$(18,295)
Adjustments:
Interest expense	9,402
Income tax (benefit) expense	(5,730)
Depreciation and amortization	30,031
EBITDAre:	15,408

Straight-line rent expenses and amortization of above- and below-market lease intangibles	(338)
Installation services	289
Restructuring & integration costs	551
Transaction, investment and servicing costs	197
Adjusted EBITDA:	$16,107

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